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Exhibit 23.6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Kratos Defense & Security Solutions, Inc. on Form S-4 (the "Registration Statement") of our report dated October 16, 2009 with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. as of August 2, 2009 and for the fifty-two (52) weeks ended August 2, 2009 and the fifty-three (53) weeks ended August 3, 2008, appearing in the Annual Report on Form 10-K of Herley Industries, Inc. for the fifty-two weeks (52) weeks ended August 1, 2010. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus which is part of the Registration Statement.

        We were dismissed as auditors on February 17, 2010, effective immediately after the filing of Herley Industries, Inc.'s quarterly report on Form 10-Q for the quarter ended January 31, 2010, which was filed with the SEC on March 11, 2010 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the filing of the Form 10-Q for the quarter ended January 31, 2010, which was filed with the SEC on March 11, 2010.

/s/ MARCUM LLP
Melville, New York
June 6, 2011

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  Exhibit 23.6
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT